UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_____________

FORM 8-K
_____________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 26, 2010

Keryx Biopharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-30929 (Commission File Number)	13-4087132 (IRS Employer Identification No.)

750 Lexington Avenue
New York, New York 10022
(Address of Principal Executive Offices)

(212) 531-5965
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 8.01.	Other Events.

On October 26, 2010, Keryx Biopharmaceuticals, Inc. (the “Company”) reported the randomization of the last patient in its short-term study component of its Phase 3 registration program of Zerenex™ (ferric citrate), the Company's iron-based phosphate binder for the treatment of elevated serum phosphorous levels, or hyperphosphatemia, in patients with end-stage renal disease on dialysis.  The Zerenex Phase 3 clinical program is being conducted pursuant to a Special Protocol Assessment (SPA) with the Food and Drug Administration (FDA). The Company expects to complete the study and report top-line data before the end of the year. A copy of such press release is being furnished as Exhibit 99.1 to this report.

Cautionary Statement

Some of the statements included in this report, particularly those anticipating future clinical trials and business prospects for Zerenex(TM) may be forward-looking statements that involve a number of risks and uncertainties. For those statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Among the factors that could cause the Company’s actual results to differ materially are the following: the Company’s ability to successfully and cost-effectively complete clinical trials for Zerenex(TM); the risk that the data (both safety and efficacy) from the Phase 3 trials will not coincide with the data analyses from the Phase 2 clinical trials previously reported by the Company; and other risk factors identified from time to time in the Company’s reports filed with the Securities and Exchange Commission. Any forward-looking statements set forth in this report speak only as of the date of this press release. The Company does not undertake to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Keryx Biopharmaceuticals, Inc.
(Registrant)

Date: October 26, 2010

	By:	/s/ James F. Oliviero
James F. Oliviero
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description

99.1	Press Release dated October 26, 2010.